EXHIBIT 10.3


                              FLEXXTECH CORPORATION

                              MAY DAVIS GROUP, INC.

                                ESCROW AGREEMENT

                                      WITH

                            FIRST UNION NATIONAL BANK


     This Agreement is made and entered into as of August 14, 2001 by and among FLEXXTECH CORPORATION (the "Company"), a Nevada corporation, MAY DAVIS GROUP, INC. (the "Placement Agent"), a Maryland corporation, and FIRST UNION NATIONAL BANK, a national banking association with a principal New York corporate trust office at 12 E. 49th Street, 37th Floor, New York, New York 10017 (the "Escrow Agent").

     WHEREAS, the Company proposes to offer for sale to several investors through the Placement Agent (a) up to $500,000 of the Company's debentures due August 8, 2003 (the "Debentures") convertible into shares of the Common Stock, $.001 par value per share (the "Common Stock") at the rate set forth therein and
(b) up to $10,000,000 of the Common Stock. The Debentures are being offered through the Placement Agent pursuant to the terms of a Securities Purchase Agreement (the "Purchase Agreement") being entered into between the Company and the buyers named therein, and the Stock is being offered through the Placement Agent pursuant to the terms of an Equity Line of Credit Agreement (the "Equity Line of Credit Agreement") being entered into between the Company and one or more investors.

     WHEREAS, all such investments will be made in reliance upon registration under the Securities Act of 1933, as may be amended.

     WHEREAS, the offering of Debentures under the Purchase Agreement will be consummated at a closing (the "Debenture Closing") to be held pursuant to the terms and conditions of the Purchase Agreement

     WHEREAS, the offering of Common Stock under the Equity Line of Credit Agreement will terminate at the close of business thirty-six (36) calendar months after the date the registration statement covering the Common Stock is declared effective (the "Termination Date").

     WHEREAS, with respect to all investment payments for the Debentures and the Common Stock received from investors, the Company proposes to establish a single escrow account with the Escrow Agent at the office of its Corporate Trust
Department,  12  E.  49th  Street,  37th  Floor,  New  York,  New  York  10017.
 .

     WHEREAS, the Company and the Placement Agent desire to establish an escrow account ("Escrow Fund Account") in which those funds received from purchasers of the Debentures will be deposited pending the Closing and in which those funds received from the investors of the Common Stock (the "Subscribers") will be deposited pending receipt of the number of shares of Common Stock being purchased. The Escrow Agent agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.

NOW  THEREFORE,  the  parties  hereto  agree  as  follows:

     1. The Escrow Agent shall hold the Escrow Fund Account subject to the terms of this Escrow Agreement and shall act in accordance with the instructions contained in this Escrow Agreement.

     2. Upon the written instructions of the Placement Agent and the Company, the Escrow Agent shall deliver all or a part of the funds in the Escrow Fund Account and any Common Stock it may receive as Escrow Agent, at such times and in such manner as shall be set forth in such written instructions.

Wire  transfers  to  the  Company  shall  be  made  as  follows:

Beneficiary  Account  Name:     North  Texas  Circuit  Board  Co.,  Inc.
1501  W.  Shady  Grove  Road
Grand  Prairie,  TX  75050
Beneficiary  Account  No.:     867713
ABA/Transit  No.:     111901234
Beneficiary  Bank:     Legacy  Bank  of  Texas
With  notice  to:      Steve  Young

3. Unless otherwise instructed by the Placement Agent, any cash balances held under this Escrow Agreement shall be invested in the Evergreen Cash Management Treasury Money Market Fund # 765. All income earned from the Escrow Fund Account shall be retained by the Escrow Agent and disbursed for any fees, expenses or other amounts due to the Escrow Agent.

     4. This Escrow Agreement shall terminate upon the final distribution of all amounts in the Escrow Account and any income earned thereon, unless terminated sooner by the written instructions of the Company and Placement Agent.

     5. (a) The Escrow Agent shall not in any way be bound or affected by any notice of modification or cancellation of this Escrow Agreement unless in writing signed by the Company and the Placement Agent, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be satisfactory to it. The Escrow Agent shall be entitled to rely upon any notice, certification, demand or other writing delivered to it hereunder by the Company and/or the Placement Agent without being required to determine the authenticity or the correctness of any facts stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment.

          (b) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person purporting to give any notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so.

          (c) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith, and shall not be liable for any mistake of fact or error or judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

          (d) The Escrow Agent may resign and be discharged of its duties as Escrow Agent hereunder by giving ten (10) days written notice to the Company and the Placement Agent. Such resignation shall take effect ten (10) days after the giving of such notice, or upon receipt by the Escrow Agent of an instrument of acceptance executed by a successor escrow agent and upon delivery by the Escrow Agent to such successor of all of the escrowed documents and funds or securities then held by it. If no successor escrow agent is appointed in writing ten (10) days after giving such notice, the Escrow Agent shall deliver all funds in the Escrow Account to the Company.

          (e) The Company and the Placement Agent hereby agree to jointly and severally, indemnify and hold the Escrow Agent harmless from any loss, liability or expense, arising out of or related to this Escrow Agreement, and for all costs and expenses, including the fees and expenses of counsel, incurred in connection with this Escrow Agreement. The provisions of this paragraph shall survive the termination of this Agreement.

          (f) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Escrow Agreement. The Escrow Agent shall have no liability or duty to inquire into the terms and conditions of any agreement to which it is not a party.

          (g) If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Agent shall deliver the Escrow Account or any portion thereof or as to any other matter arising out of or relating to this Agreement or the Escrow Account deposited hereunder, the Escrow Agent shall not be required to determine same and need not make any delivery of the funds in the Escrow Account or any portion thereof but may retain such funds until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of court of competent jurisdiction, provided, however, that the time of appeal of any such final order has expired without an appeal having been made. The Escrow Agent shall deliver the Escrow Account or any portion thereof within 15 days after the Escrow Agent has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made). The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy. If a controversy of the type referred to in this paragraph arises, the Escrow Agent may, in its sole discretion but shall not be obligated to, commence interpleader or similar actions or proceedings for determination of the controversy.

          (h) The Escrow Agent shall not be required to institute or defend any action (including interpleader) or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder. In the event the Escrow Agent shall institute or defend any such action or legal process, it shall do so only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims liabilities, judgments, attorney's fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence.

          (i) In the event that the Escrow Agent receives or becomes aware of conflicting demands or claims with respect to any funds, securities, property or documents deposited or delivered in connection herewith, or the parties disagree about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by the Escrow Agent hereunder, or if the Escrow Agent otherwise has any doubts as to the proper disposition of funds or the execution of any of its duties hereunder, the Escrow Agent shall have the right to discontinue any or all further acts on its part until such conflict, disagreement or doubt is resolved to its satisfaction. In addition, the Escrow Agent may, in its sole discretion, file an action in interpleader in any court of competent jurisdiction to resolve the dispute or uncertainty. The Placement Agent and the Company agree, jointly and severally, to indemnify the Escrow Agent and hold it harmless from and against all costs, including reasonable attorney's fees and expenses incurred by it in connection with such action. In the event that the Escrow Agent files an action in interpleader, it shall thereupon be fully released and discharged from all further obligations to perform any and all duties or obligations imposed upon it by this Agreement, other than safekeeping of the assets in the Escrow Account, if not paid into Court.

     6. Any notice, direction, request, instruction, legal process, or other instrument to be given or served hereunder by any party to another shall be in writing, shall be delivered personally or sent by certified mail, return receipt requested, to the respective party or parties at the following addresses, and shall be deemed to have been given when received.

          IF  TO  THE  COMPANY,

          Flexxtech  Corporation
          5777  W.  Century  Blvd,  Suite  767
          Los  Angeles,  CA  94010
          Tel.:  310-342-0794
          Fax:  310-342-0791

          Tax  ID#

          WITH  A  COPY  TO,

          William  E.  Swart,  Esq.
          Bell,  Nunnally  &  Martin  LLP
          3232  McKinney  Avenue
          Dallas,  TX  75204-2429
          Tel:  214  740.1400
          Fax:  214  740-1499


          IF  TO  THE  PLACEMENT  AGENT,

          Hunter  Singer
          May  Davis  Group,  Inc.
          c/o  National  Securities
          28th  Floor
          120  Broadway
          New  York,  New  York  10271
          Tax  ID#

          WITH  A  COPY  TO,

          William  A.  Newman,  Esq.
          McGuireWoods  LLP
          9  West  57th  Street,  Suite  1620
          New  York,  NY  10  019
          Tel.:  212  548-2160
          Fax:  212  548-2150

          If  to  the  Escrow  Agent:

          First  Union  National  Bank
          Corporate  Trust  Department
          12  E.  49th  Street
          37th  Floor
          New  York,  New  York  10017
          Tel:  (212)  451-2531
          Fax:  (212)  451-2537

          Any party may change its or his address by written notice to each of the other parties.

     7. The Escrow Agent's fee for acting under this Escrow Agreement shall be set forth in Schedule A attached hereto. The Escrow Agent's fees and expenses, including counsel fees, shall be paid by the Company. The Escrow Agent is hereby given a first priority lien on the Escrow Fund to protect, indemnify and reimburse itself for all fees, costs, expenses and liabilities arising out of this Escrow Agreement and the performance of its duties hereunder.

     8. This Escrow Agreement shall be binding upon the parties hereto and the Escrow Agent, and their respective successors, legal representatives and assigns.










FLEXXTECH  CORPORATION                    MAY  DAVIS  GROUP,  INC.


By:  ________________________________     By: __________________________





                              FIRST  UNION  NATIONAL  BANK

                              ESCROW  AGENT



Date:  ______________________________     By: __________________________




























                            FIRST UNION NATIONAL BANK

                                   SCHEDULE A



I.     INITIAL  SET-UP  FEE                         $  500


II.     ADMINISTRATION  FEE                    $1,500
     -up  to  10  Subscribers/Holders,
     thereafter,  $50.00  per  Subscriber/Holder

III.     PER  CLOSING  FEE                         $
-for each closing after the first closing-, $ 500 per closing.


The above-mentioned fees are basic charges and do not include out-of-pocket expenses, which will be billed in addition to the regular charges as required. Out-of-pocket expenses shall include, but are not limited to: telephone tolls, stationery and postage expenses.

FIRST  UNION  NATIONAL  BANK
CORPORATE  TRUST  DEPARTMENT
12  E.  49TH  STREET
37TH  FLOOR
NEW  YORK,  NEW  YORK  10017
TEL:  (212)  451-2531
FAX:  (212)  451-2537

                               [GRAPHIC  OMITED]








     Wiring  Instructions                         US  Mail/Overnight  Courier
     --------------------                         ---------------------------

FIRST  UNION  NATIONAL  BANK                  FIRST  UNION  NATIONAL  BANK
Charlotte  NC                                 Corporate  Trust  Department
ABA#  053  000  219                           12  E.  49th  Street
Credit  a/c     5000000016439                 37th  Floor
FFC:  3572000513  MAYDAVIS/FLEXX              New York, New York 10017
Attn:  CT  4882  NEW  YORK                    Tel:  (212)  451-2531
                                              Fax:  (212)  451-2537